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                                                                    EXHIBIT 99.1

            PROXY FOR HOLDERS OF COMMON STOCK OF RESOURCE BANCSHARES
                              MORTGAGE GROUP, INC.
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
              ANNUAL MEETING OF STOCKHOLDERS ON DECEMBER 31, 1997

     The undersigned hereby appoints John W. Currie and Stuart M. Cable and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Common Stock of Resource Bancshares Mortgage Group, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Wednesday, December 31, 1997, at 10:00 a.m., local time, at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Stockholders and Joint Proxy Statement/Prospectus as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

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[ X ]  PLEASE MARK YOUR                                                    2355
       VOTES AS IN THIS
       EXAMPLE.

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR PROPOSALS NO. 1, 2, 4, 5 AND 6 AND FOR BOTH NOMINEES.

   (INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
          STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

1. To approve and adopt the Merger Agreement dated as of April 18, 1997, as amended by the First Amendment to Agreement of Merger dated September 18, 1997, and the Second Amendment to Agreement of Merger dated November 12, 1997 among the Company, RBC Merger Sub, Inc. and Resource Bancshares Corporation, the merger contemplated thereby (the "RBC Merger") and the issuance of shares of Common Stock of the Company in connection therewith.

   [ ]  FOR                     [ ]  AGAINST                       [ ]  ABSTAIN

2. To approve and adopt an amendment to the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of RBMG Common Stock from 25,000,000 to 50,000,000 shares.

   [ ]  FOR                     [ ]  AGAINST                       [ ]  ABSTAIN

3. To elect two directors:
   John C. Baker
   Robin C. Kelton

   [ ]  FOR                     [ ]  WITHHELD

4. To approve the amended and restated Omnibus Stock Award Plan.

   [ ]  FOR                     [ ]  AGAINST                       [ ]  ABSTAIN

5. To approve Amendment No. 1 to the Company's Formula Stock Option Plan.

   [ ]  FOR                     [ ]  AGAINST                       [ ]  ABSTAIN

6. To approve and adopt a Non-Qualified Stock Option Plan.

   [ ]  FOR                     [ ]  AGAINST                       [ ]  ABSTAIN

7. In the discretion of the proxies, on any other matter that may properly come before the meeting or any adjournment thereof.



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                                                  SIGNATURE(S)              DATE

                                                  Please sign exactly as your
                                                  name or names appear hereon.
                                                  Where more than one owner is
                                                  shown above, each should sign.
                                                  When signing in a fiduciary or
                                                  representative capacity,
                                                  please give full title. If
                                                  this proxy is submitted by a
                                                  corporation, it should be
                                                  executed in the full corporate
                                                  name by a duly authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

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